UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020
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The Providence Service Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Peachtree Street, Sixth Floor Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 Par Value	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.      Entry into a Material Definitive Agreement

Purchase Agreement

On September 28, 2020, The Providence Service Corporation (“Providence”) entered into a stock purchase agreement (the “Purchase Agreement”) with OEP AM, Inc., a Delaware corporation (the “Company”), OEP AM Holdings, LLC, a Delaware limited liability company (the “Seller”) and Socrates, LLC, a Delaware limited liability company and wholly-owned subsidiary of Providence (the “Purchaser”).

Pursuant to the Purchase Agreement, the Purchaser will acquire all of the issued and outstanding capital stock of the Company for $575,000,000 in cash, subject to certain adjustments, including adjustments based on a determination of net working capital, cash, transaction expenses and indebtedness, as provided in the Purchase Agreement (the “Transaction”). Providence expects to finance the consideration for the Transaction through the issuance of high-yield debt financing, which could include senior unsecured notes issued in capital markets transactions, revolving borrowings, term loans, bridge loans, or any combination thereof, together with cash on hand.

The Purchase Agreement contains customary representations, warranties and covenants of the Seller, the Company, Providence and the Purchaser. The consummation of the transactions contemplated by the Purchase Agreement is subject to customary conditions, including (among others) (i) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) the delivery by the Company of certain notices, the expiration of certain notice periods, and the approval of certain regulatory authorities, in each case as required under certain of the Company’s health care licenses; (iii) the absence of any law or final, binding and non-appealable injunction, order, judgement, decision, decree or ruling of any governmental body restraining, enjoining or otherwise prohibiting the performance of the Purchase Agreement or the consummation of the transactions contemplated thereby; (iv) the accuracy of the parties’ representations and warranties (subject to customary materiality qualifiers); (v) the entry by Seller and the Purchaser into an escrow agreement as contemplated and agreed to under the Purchase Agreement; (vi) receipt by the Purchaser of customary payoff letters with respect to the Company’s outstanding indebtedness for borrowed money; and (vii) the compliance by the parties with their respective covenants, obligations and agreements under the Purchase Agreement (subject to customary materiality qualifiers). The Purchase Agreement provides that the Purchaser will not be required to close the Transaction prior to the date that is 90 days after the execution of the Purchase Agreement.

The Purchase Agreement also provides that the Seller and/or the Purchaser may terminate the Purchase Agreement under certain circumstances, including: (i) by mutual written consent of the parties; (ii) by either party if any governmental body has issued a final and non-appealable order, decree or ruling restraining, enjoining, or otherwise prohibiting the consummation of the closing of the Transaction; (iii) by either party if the closing of the Transaction shall not have occurred on or before February 1, 2020; or (iv) by either party for certain material breaches of the Purchase Agreement that are not cured.

In the event the Purchase Agreement is terminated by the Seller due to the Purchaser’s failure to consummate the transactions as required under the Purchase Agreement once all of the conditions to the Purchaser’s obligation to close the Transaction have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied at the closing), or due to a breach by the Purchaser of any covenant or agreement, or if any representation or warranty of the Purchaser shall be or have become untrue or inaccurate, in either case, such that any of the closing conditions of the Purchaser would not be satisfied, and any such breach, untruth or inaccuracy is not timely cured, under the Purchase Agreement, the Purchaser will be required to pay the Company a reverse termination fee of $34,500,000 (the “Reverse Termination Fee”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Providence, the Purchaser, the Company, the Seller or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Providence, the Purchaser, the Company, the Seller or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Providence’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Bridge Facility Commitment Letter

In connection with the Purchase Agreement, on September 28, 2020, Providence entered into a commitment letter (the “Commitment Letter”) with Jefferies Finance LLC and Deutsche Bank Securities Inc. (collectively, the “Arrangers”) pursuant to which the Arrangers have committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 364-day $600 million senior unsecured bridge term loan facility (the “Bridge Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Bridge Financing”) and a $30 million senior secured revolving facility (the “Revolving Facility”). The Bridge Facility is available to finance the transactions contemplated by the Purchase Agreement and to pay fees and expenses related thereto to the extent that Providence does not finance such consideration and fees and expenses through available cash on hand and the placement of high yield securities as described above. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter, and (ii) the consummation of the Transaction in accordance with the Purchase Agreement. Bridge Facility availability is subject to reduction in equivalent amounts upon any incurrence by Providence of term loans and/or the issuance of notes in a public offering or private placement prior to the consummation of the Transaction and upon other specified events, subject to certain exceptions set forth in the Commitment Letter. The Bridge Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, and certain conditions and events of default that are customarily required for similar financings.

The commitments for the Revolving Facility are available to refinance Providence’s existing credit facilities in the event that Providence does not obtain the consents required for certain amendments to such credit facilities on or prior to the closing of the Transaction.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2020, Providence issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On September 29, 2020, in connection with a conference call to discuss the Transaction, Providence posted an investor presentation to its website. A copy of the investor presentation is being furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference in any filing with the SEC made by Providence, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of September 28, 2020, by and among OEP AM, Inc., The Providence Service Corporation, Socrates LLC and OEP AM Holdings, LLC.

10.1
Commitment Letter, dated as of September 28, 2020, by and among The Providence Service Corporation, Jefferies Finance LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc.

99.1	Press Release issued by The Providence Service Corporation on September 29, 2020.

99.2	Investor Presentation, dated September 29, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*      Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. Providence hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: September 29, 2020	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel